UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 13, 2007

REIT AMERICAS, INC.
(Exact name of registrant as specified in its charter)

Maryland	33-11836	86-0576027
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2960 N. Swan Rd., Suite 300
Tucson, AZ 85712
(Address of principal executive offices) (Zip Code)

(520) 326-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Reincorporation Merger Agreement

On July 13, 2007, REIT Americas, Inc., a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Reincorporation Merger Agreement”) by and between the Company and Virium Pharmaceuticals, Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Company (“Pharmaceuticals”).  The Reincorporation Merger Agreement and the transactions contemplated thereby were approved by the Board of Directors of the Company and are being effected to change of the state of incorporation of the Company from Maryland to Delaware through a merger (referred to herein as the “Reincorporation”) of the Company with and into Pharmaceuticals, with Pharmaceuticals as the surviving corporation.  The Reincorporation is a condition precedent to consummation of the merger pursuant to the Agreement and Plan of Merger dated as of May 25, 2006 (the “Virium Merger Agreement”), by and among Virium Pharmaceuticals, Inc., a New York corporation, the Company, Pharmaceuticals and Virium Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Pharmaceuticals (“Merger Sub”).

The following discussion summarizes the material terms of the Reincorporation Merger Agreement; however, such summary is not and does not purport to be a complete statement of all of the terms and provisions of the Reincorporation Merger Agreement and is qualified in its entirety by reference to the full text of the Reincorporation Merger Agreement, a copy of which is attached to this Current Report as Exhibit 2.1.

To effect the Reincorporation, and subject to the terms and conditions of the Reincorporation Merger Agreement, the Company will merge with and into Pharmaceuticals and, immediately thereafter, the Company’s separate legal existence shall cease and Pharmaceuticals shall continue as the surviving Delaware corporation (the “Surviving Corporation”). The Surviving Corporation shall be governed by the Delaware General Corporation Law and succeed to all rights, assets, liabilities, and obligations of the Company and Pharmaceuticals.

At the effective time of the Reincorporation, the outstanding shares of Company common stock will automatically be converted on a one-for-one basis (following consummation of a proposed 23.06062-to-1 reverse stock split with respect to the Company’s common stock) into shares of Pharmaceuticals common stock.

The Reincorporation Merger Agreement provides that the Certificate of Incorporation and Bylaws of Pharmaceuticals will be the certificate of incorporation and bylaws of the Surviving Corporation following the Reincorporation, which will result in changes to the governance and operation of the Company.

The Reincorporation Merger Agreement provides that the officers and directors of the Company, as of the effective time of the Reincorporation, shall remain as the officers and directors of the Surviving Corporation after the Reincorporation who shall serve as such until their successors are duly elected or appointed and qualified.

The Reincorporation and the Reincorporation Merger Agreement are subject to the approval of the Company’s stockholders.  In addition, the Reincorporation Merger Agreement and the transactions contemplated thereby may be postponed, terminated or abandoned by the Company or Pharmaceuticals at any time prior to effectiveness of the Reincorporation.

Item 8.01.	Other Events.

Change of Stockholders Meeting Date

On June 1, 2007, the Company filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K containing Items 1.01 and 9.01 disclosure regarding its entry into the Virium Merger Agreement, as amended by a Current Report on Form 8-K/A filed by the Company on June 27, 2007 (as so amended, the “Virium Merger 8-K”).  The Virium Merger 8-K stated that the Company’s annual meeting of stockholders would be held on July 31, 2007.  The Company has changed the date of such meeting and the meeting of stockholders will now be held on August 20, 2007.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 13, 2007, between REIT Americas, Inc., a Maryland corporation and Virium Pharmaceuticals, Inc., a Delaware corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 19, 2007

REIT AMERICAS, INC.

By:	/s/ F. Dale Markham

Name:	F. Dale Markham
Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 13, 2007, between REIT Americas, Inc., a Maryland corporation and Virium Pharmaceuticals, Inc., a Delaware corporation.